UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2007 (May 31, 2007)
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)
Commission File Number: 001-32504

Delaware	20-2311383

(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Two Westbrook Corporate Center Suite 1070 Westchester, IL	60154

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On May 31, 2007, Bay Valley Foods LLC (“Bay Valley”), a wholly-owned subsidiary of TreeHouse Foods, Inc. (“TreeHouse”), closed its previously announced acquisition of all of the partnership interests and other outstanding equity interests in VDW Acquisition, Ltd. (“VDW”) pursuant to a purchase agreement dated April 20, 2007 (the “Agreement”) with Silver Brands Partners II, L.P., VDW Farms, Ltd. and VDW Management, L.L.C. VDW is a San Antonio, Texas based maker of Mexican sauces including salsa, picante sauce, cheese dip, enchilada sauce and taco sauce that sells to retail customers primarily under private label arrangements and to food service customers under the San Antonio Farms label. Bay Valley paid an aggregate cash purchase price of $88.5 million for VDW, which is subject to working capital adjustments. The transaction was financed through borrowings under TreeHouse’s existing credit facility.
Item 7.01. Regulation FD Disclosure.
     On May 31, 2007, TreeHouse issued a press release announcing the closing of the acquisition of VDW as described in Item 2.01 above. The press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
     The information in this Form 8-K under Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits:

Exhibit	Exhibit
Number	Description

99.1	Press Release, dated May 31, 2007, announcing the closing of the acquisition of VDW

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.
Date: June 1, 2007	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
General Counsel, Senior Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit	Exhibit
Number	Description

99.1	Press Release, dated May 31, 2007, announcing the closing of the acquisition of VDW